                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Cox Communications, Inc. on Form S-4 of our report dated February 10, 1999 (March 18, 1999 as to Note 18), appearing in the Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Proxy Statement/ Prospectus, which is part of this Registration Statement.



                                             Deloitte & Touche LLP

Atlanta, Georgia
July 6, 1999